News Release

Document Security Systems, Inc. Nicole Acton Document Security Systems, Inc. 877-276-0293 Email: nicole.acton@documentsecurity.com	Investor contact: Jeffrey Stanlis Hayden Communications, Inc. 602-476-1821 Email: jeff@haydenir.com

For Immediate Release

Document Security Systems Announces
Expanded Agreement with The Ergonomic Group

DMC and The Ergonomic Group to Share the Gross Margin of Any Sales of Its Digital Products as Part of New Two-Year Agreement

ROCHESTER, NY, April 17, 2008 - Document Security Systems, Inc. (AMEX: DMC) (“DMC”), a leader in proven, patented protection against counterfeiting and unauthorized copying, scanning and photo imaging, announced today that it has signed a new two-year agreement with The Ergonomic Group (“EGI”), replacing the December 2006 agreement between EGI and DMC for the distribution of DMC’s technology through EGI’s sales channels in exchange for royalty sharing. This new agreement is a reciprocal agreement, with both EGI and DMC agreeing to equally divide with each other the gross margin on digital sales of DMC’s technology completed by either party.

Under terms of the agreement, DMC will receive 50% of the gross margin of any sales of its digital products sold by EGI, which has an established sales channel. EGI will, in turn, receive 50% of the gross margin on any sales of DMC’s digital solutions that are made by DMC. EGI has developed web-based tools to deliver DMC’s anti-scanning and anti-counterfeiting technologies in a digital format. Together, the two companies plan to expand this offering by adding more products to the digital product suite and increase their cooperation related to the Internet and software-based utilization of DMC’s technologies.

Patrick White, CEO of DMC, commented, “It is increasingly clear that our customers are looking for software-based digital solutions that integrate our anti-scanning and anti-counterfeiting technologies into their existing systems and processes. Together with The Ergonomic Group, we completed two initial digital projects in 2007 - one an Internet solution for generating a type of visa for the Panama Canal and another for a large international bank for its offices throughout Mexico. Both of our companies are engaged in early introductory sales presentations with Fortune 500 companies. Based on the initial 2007 prototype success and the feedback from other potential customers, it is in the best interests of Document Security Systems to expand our relationship with The Ergonomic Group to support the required technical aspects of the technology with additional resources and investment. In addition, our new relationship with The Ergonomic Group also provides a major sales channel for this enterprise solution with their established clients.”

EGI is one of the largest hardware, software and service providers in the New York City “tri-state” area with 2007 revenue of $268 million and a client and partner base of major corporations which utilize their custom enterprise solutions. Its clients include international financial services firms, large healthcare organizations, and insurance companies. Current EGI technology partners include Cisco Systems, Computer Associates, Hewlett Packard, Sun Microsystems (2007 Sun “Partner of the Year”), Hitachi Data Systems, IBM, Oracle, and Symantec, among others.

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Document Security Systems Announces Expanded Agreement with The Ergonomics Group
April 17, 2008

Mr. Robert T. Girards, Executive Vice President & COO of EGI, added, “Ever increasingly, enterprises are asking for digital solutions which are easy to integrate into existing systems, that address emerging business issues, from compliance, to security of financial instruments. In addition to using Document Security Systems’ paper or plastic-based solutions, these digital tools create a truly integrated and customized solution ideally suited for today’s vigilant corporate environment. The initial response to our first and second-generation offerings has been exciting, demonstrating a demand and we are in active conversations with a wide-range of interested clients. These are significant projects involving a fair amount of customization, but this interest reinforced our desire to continue to partner with Document Security Systems and warranted an expansion of our initial agreement. We look forward to expanding this relationship more in the future as we begin to translate client interest into meaningful revenue.”

The agreement provides for automatic two-year extensions, beyond the initial two-year term. As part of the original agreement, signed in late 2006, DMC received a $1 million licensing fee, which is not affected by the new Agreement.

“The Ergonomic Group is a valued partner and we view Mr. Girards as a technology pioneer,” Mr. White added. “He recognizes the value of our technology and has created and is implementing a vision for distributing our technology digitally. The expansion of our relationship demonstrates the confidence both Document Security Systems and The Ergonomic Group have in the digital application of our technology, as well as the expansion of a partnership which we hope will continue to grow into the future.”

About The Ergonomic Group

The Ergonomic Group (EGI) is a technology solutions provider with demonstrated expertise in a wide range of critical IT infrastructure solution areas, including enterprise security, mission critical and high availability solutions. EGI's partnership with DSS marks an expansion of EGI's Security Solutions Practice. As co-developer of AuthentiGuard OnDemand, lead integration partner, and exclusive distribution partner for the solution, EGI works hand in hand with DSS to leverage the unique expertise of both companies to bring to market a breakthrough Anti-Counterfeiting Security Printing Solution that closes the gaps in the protection and authentication of vital documents across a wide range of industries. More information about The Ergonomic Group can be found at www.ergogroup.com.

About Document Security Systems, Inc.

A rapidly growing security technology company, Document Security Systems is a world leader in the development of optical deterrent technologies that help prevent counterfeiting and brand fraud from the use of the most advanced scanners, copiers and imaging systems in the market. The Company’s patented and patent-pending technologies protect valuable documents and printed products from counterfeiters and identity thieves. Document Security Systems’ customers, which include international governments, major corporations and world financial institutions, use its covert and overt technologies to protect a number of applications including, but not limited to, currency, vital records, brand protection, ID cards, internet commerce, passports and gift certificates. Document Security Systems’ strategy is to become the world’s leading producer of cutting-edge security technologies for paper, plastic and electronically generated printed assets. More information about Document Security Systems can be found at its websites: www.documentsecurity.com and www.plasticprintingprofessionals.com.

Safe Harbor Statement

This release contains forward-looking statements regarding expectations for future financial performance, which involve uncertainty and risk. It is possible the Company's future financial performance may differ from expectations due to a variety of factors including, but not limited to, changes in economic and business conditions in the world, increased competitive activity, achieving sales levels to fulfill revenue expectations, consolidation among its competitors and customers, technology advancements, unexpected costs and charges, adequate funding for plans, changes in interest and foreign exchange rates, regulatory and other approvals and failure to implement all plans, for whatever reason. It is not possible to foresee or identify all such factors. Any forward-looking statements in this report are based on current conditions, expected future developments and other factors which the Company believes are appropriate in the circumstances. Prospective investors are cautioned that such statements are not a guarantee of future performance and actual results or developments may differ materially from those projected. The Company makes no commitment to update any forward-looking statement included herein, or disclose any facts, events or circumstances that may affect the accuracy of any forward-looking statement.

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